Exhibit 10.1

GROUPON, INC. 2011 INCENTIVE PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF JUNE 8, 2016

(As Further Amended Effective as of October 31, 2016)

SECTION 1

General

1.1 Purpose. Groupon, Inc., a Delaware corporation (“Groupon”), has established the Plan to advance the interests of Groupon and the Subsidiaries (collectively, the “Company”) by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in Groupon.

1.2 Effect on Prior Plan. No further awards will be made under the GROUPON, INC. 2010 Stock Plan, as amended from time to time (the “2010 Plan”), following the Effective Date and the consummation of Groupon’s initial public offering.

SECTION 2

Defined Terms

The meaning of capitalized terms used in the Plan are set forth below if not otherwise defined in the text of the Plan.

(a) “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Agreement” will have the meaning set forth in subsection 9.9.

(c) “Approval Date” means the date on which the Plan is approved by Groupon’s stockholders.

(d) “Award” means any award described in Sections 6 through 8 of the Plan.

(e) “Beneficiary” means, unless otherwise provided in the award agreement, the person(s) or entity designated by the Participant in the most recent written beneficiary designation form filed with the Company or its designee to receive the benefits under a Participant’s Award specified under the Plan upon the Participant’s death; or, if there is no designated beneficiary or surviving designated beneficiary, the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award.

(f) “Board” means the Board of Directors of Groupon.

(g) “Cash Incentive Award” has the meaning set forth in subsection 8.1.

(h) “Change in Control” means the occurrence of any of the following:

(1) an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of Groupon immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Board members or, in the case of an Ownership Change Event described in clause (iii) of the definition of Ownership Change Event, the entity to which the assets of Groupon were transferred (the “Transferee”), as the case may be; or

(2) approval by the stockholders of a plan of complete liquidation or dissolution of Groupon;

provided, however, that a Change in Control shall be deemed not to include a transaction described in clauses (1) or (2) of this definition in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own Groupon or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of Groupon or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

For purposes of this definition, an “Ownership Change Event” means the occurrence of any of the following with respect to Groupon: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Groupon of securities of Groupon representing more than fifty percent (50%) of the total combined voting power of Groupon’s then-outstanding securities entitled to vote generally in the election of Board members; (ii) a merger or consolidation in which Groupon is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of Groupon (other than a sale, exchange or transfer to one or more Subsidiaries).

For purposes of this definition, an “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of Groupon).

(i) “Code” means the United States Internal Revenue Code of 1986, as amended, and references to any provision of the Code will be deemed to include successor provisions and regulations.

(j) “Committee” has the meaning set forth in subsection 4.1.

(k) “Effective Date” has the meaning set forth in subsection 9.1.

(l) “Eligible Individual” means any officer, director, or other employee of Groupon or a Subsidiary, consultants, independent contractors or agents of Groupon or a Subsidiary, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of Groupon or a Subsidiary, including in each case, directors who are not employees of Groupon or a Subsidiary.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Expiration Date” has the meaning set forth in subsection 6.9.

(o) “Fair Market Value” of a Share means, as of any date on which the Shares are listed or quoted on a national or regional securities exchange or quotation system, and except as otherwise provided by the Committee, the closing sale price of a Share as reported on such national or regional securities exchange or quotation system. For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless exercise program, Fair Market Value will be the price at which such Shares are sold. If, as of any date, Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction that, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

(p) “Full Value Award” has the meaning set forth in subsection 7.1(a).

(q) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422 of the Code.

(r) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(s) “Option” has the meaning set forth in subsection 6.1(a).

(t) “Outside Director” means a director of Groupon who is not an officer or employee of Groupon or any Subsidiary.

(u) “Participant” will have the meaning set forth in Section 3.

(v) “Performance-Based Compensation” will have the meaning set forth in subsection 7.3.

(w) “Performance Criteria” means performance targets based on one or more of the following criteria: (i) revenues or net revenues; (ii) operating profit or margin; (iii) expenses, operating expenses, marketing and administrative expense, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like. In each case, performance may be measured (A) on an aggregate or net basis; (B) before or after tax or cumulative effect of accounting changes; (C) relative to other approved measures, on an aggregate or percentage basis, over time, or as compared to performance by other companies or groups of other companies; or (D) by product, product line, business unit or segment, or geographic unit. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Where applicable, each of the foregoing performance targets will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Committee; provided that the Committee will have the authority to exclude the impact of charges for restructurings, discontinued operations, items determined to be unusual in nature and/or infrequent in occurrence or unusual in nature and infrequent in occurrence, and other unusual, special, or non-recurring events and the cumulative effects of tax or accounting principles as identified in the financial results filed with or furnished to the Securities and Exchange Commission.

(x) “Person” will have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) Groupon or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Groupon or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Groupon in substantially the same proportions as their ownership of stock of Groupon.

(y) “Plan” means this Groupon, Inc. 2011 Incentive Plan, as it may be duly amended from time to time.

(z) “SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 6.1(b).

(aa) “Share” means a share of common stock, $0.0001 par value, of Groupon.

(bb) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by Groupon (or by any entity that is a successor to Groupon), and any other business venture designated by the Committee in which Groupon (or any entity that is a successor to Groupon) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of Groupon within the meaning of Section 424(f) of the Code.

(cc) “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary of the Company or with which the Company or a Subsidiary combines.

(dd) “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and ceases to perform material services for the Company (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” will not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by Groupon or the Subsidiary which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason.

SECTION 3

Participation

Subject to the terms and conditions of the Plan, a “Participant” in the Plan is any Eligible Individual to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan. Subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by Groupon and the Participant, or except as otherwise provided in the Plan, an Award under the Plan will not affect any previous Award under the Plan or an award under any other plan maintained by Groupon or any Subsidiary.

SECTION 4

Committee

4.1 Administration By Committee. The authority to control and manage the operation and administration of the Plan will be vested in the committee described in subsection 4.2 (the “Committee”) in accordance with this Section 4. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

4.2 Selection of Committee. So long as Groupon is subject to Section 16 of the Exchange Act, the Committee will be selected by the Board and will consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and will be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan that is intended to constitute Performance-Based Compensation (including Options and SARs) will be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and applicable regulations; provided, however, that as of the Effective Date and continuing thereafter unless and until otherwise specified by the Board, the Committee will be the Compensation Committee of the Board. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee for purposes of this Section 4 will be the Board.

4.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan will be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan (including subsection 4.3(e)), the Committee will have the authority and discretion to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of Shares covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, (v) modify the terms of, cancel, or suspend Awards; (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective individual, the individual’s present and potential contribution to Groupon’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to remedy any defect or omission and reconcile any inconsistency in the Plan or any Award, and to make all other determinations that may be necessary or advisable for the administration of the Plan including the termination thereof.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination will be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

4.4 Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, except that Awards to individuals who are designated as “officers” under Rule 16a-1(f) of the Exchange Act may be made solely by the Committee. Any such allocation or delegation may be revoked by the Committee at any time.

4.5 Information to be Furnished to Committee. The Company will furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company as to an individual’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6 Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor will Groupon or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of Groupon or a Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by Groupon against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5

Shares Reserved and Limitations

5.1 Shares and Other Amounts Subject to the Plan. The Shares for which Awards may be granted under the Plan will be subject to the following:

(a) The Shares with respect to which Awards may be made under the Plan will be shares currently authorized but unissued or currently held or subsequently acquired by Groupon as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the provisions of subsection 5.2, the number of Shares which may be issued with respect to Awards under the Plan will be equal to One-Hundred Fifty Million (150,000,000) Shares, plus all Shares that are or become available for issuance under the 2010 Plan following the consummation of Groupon’s initial public offering (the “Share Pool”). Except as otherwise provided herein, any Shares subject to an Award under this Plan which for any reason expires or is forfeited, cancelled, surrendered, or terminated without issuance of Shares will again be available under the Plan. Shares subject to an Award under the Plan will again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR; and (ii) Shares delivered to or withheld by Groupon to pay the exercise price or the withholding taxes related to outstanding Awards.

(c) Substitute Awards will not reduce the Shares that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any calendar year pursuant to subsection 5.1(e) or subsection 5.1(f).

(d) Except as expressly provided by the terms of this Plan, the issuance by Groupon of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefore or upon conversion of shares or obligations of Groupon or any Subsidiary convertible into such shares or other securities, will not affect, and no adjustment by reason thereof, will be made with respect to Awards then outstanding hereunder.

(e) Subject to the following provisions of this subsection 5.1, the maximum number of Shares that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan will be Thirty Million (30,000,000); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules will apply to the limit on Incentive Stock Options granted under the Plan.

(f) The maximum number of Shares that may be covered by Awards granted to any one Participant during any calendar year pursuant to this Plan will be Seven and One Half Million (7,500,000). For purposes of this subsection 5.1(f), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each Share will be counted as covering but one Share for purposes of applying the limitations of this subsection 5.1(f).

(g) Notwithstanding anything in this Plan to the contrary, the maximum number of Shares that may be covered by Awards granted to any Outside Director during any calendar year pursuant to this Plan, when taken together with any cash fees paid to such Outside Director during such year with respect to his or her service as a director of Groupon, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the Fair Market Value at the time of grant for financial reporting purposes).

(h)

5.2 Adjustments to Shares. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to stockholders holding Shares other than regular cash dividends, the Committee shall make an equitable adjustment (in the manner and form determined in the Committee’s sole discretion) in the number of Shares and forms of the Awards authorized to be granted under the Plan, including any limitation imposed on the number of Shares of Common Stock with respect to which an Award may be granted in the aggregate under the Plan or to any Participant, and make appropriate adjustments (including exercise price) to any outstanding Awards.

SECTION 6

Options and SARs

6.1 Definitions.

(a) The grant of an “Option” under the Plan entitles the Participant to purchase Shares at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of Groupon or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.

(b) A grant of a “stock appreciation right” or “SAR” entitles the Participant to receive, in cash or Shares (as determined in accordance with the terms of the Plan), value equal to the excess of: (i) the Fair Market Value of a specified number of Shares at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant.

(c) An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR will be the same, and the exercise of the Option or SAR with respect to a Share will cancel the corresponding tandem SAR or Option right with respect to such share.

6.2 Eligibility. The Committee will designate the Participants to whom Options or SARs are to be granted under this Section 6 and will determine the number of Shares subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.

6.3 Agreement. Each grant of an Option or a SAR under the Plan will be evidenced and governed exclusively by a written Agreement between the Participant and the Company. Such Option or SAR will be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the Agreement (including without limitation any performance conditions). The provisions of the various Agreements entered into under the Plan need not be identical. With respect to Options, the Agreement will also specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

6.4 Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.

6.5 Exercise Price. The “Exercise Price” of an Option or SAR will be established by the Committee at the time the Option or SAR is granted; provided, however, (a) in no event will such price be less than 100% of the Fair Market Value of a Share on such date and (b) no Incentive Stock Option granted to a Ten Percent Stockholder within the meaning of Section 422(b)(6) of the Code shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a Share on such date.

6.6 Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan will be exercisable in accordance with the following:

(a) An Option or SAR granted under this Section 6 will be exercised, in whole or in part (but with respect to whole Shares only) by giving notice to Groupon or its designee prior to the Expiration Date applicable thereto. Such notice will specify the number of Shares being exercised and such other information as may be required by the Committee or its designee.

(b) No Option or SAR may be exercised prior to the date on which it is exercisable (or vested) or after the Expiration Date.

(c) The terms and conditions relating to exercise and vesting of an Option or SAR will be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Share ownership objectives by the Participant. Notwithstanding the foregoing, in no event will an Option or SAR granted to any employee become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by, and subject to such terms and conditions determined by the Committee, in the event of the Participant’s death, disability, retirement, or involuntary termination or in connection with a change in control).

6.7 Method of Exercise; Payment of Exercise Price. A Participant may exercise an Option (i) by giving notice to the Committee or its designee specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full, and without any extension of credit, either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Committee or its designee) to the Committee or its designee of previously owned whole Shares having a Fair Market Value, determined as of the date immediately preceding the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Committee to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of Shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C) and (ii) by executing such documents as the Committee may reasonably request. Any fraction of a Share which would be required to pay such purchase price will be disregarded and the remaining amount due will be adjusted through the federal tax withholding mechanism. No Shares will be issued and no certification representing Common Stock will be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 9.5, have been paid.

6.8 Post-Exercise Limitations. The Committee, in its discretion, may provide in an Award such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Share ownership by the Participant and such other factors as the Committee determines to be appropriate.

6.9 No Repricing. Except for adjustments pursuant to subsection 5.2 (Adjustments to Shares) or reductions of the Exercise Price approved by Groupon’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to Groupon as consideration for the grant of a new Award, cash, or replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR will be permitted without the approval of Groupon’s stockholders if such approval is required under the rules of any stock exchange on which Shares are listed; provided, however, that the foregoing prohibition shall not apply to the actions permitted under subsection 9.2 (Change in Control).

6.10 Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that in no event will the Expiration Date of an Option or SAR be later than the date that is ten years after the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange). No Incentive Stock Option granted to a Ten Percent Stockholder within the meaning of Section 422(b)(6) of the Code shall be exercisable after the expiration of five (5) after the effective date of grant of such Option.

SECTION 7

Full Value Awards

7.1 Definitions.

A “Full Value Award” is a grant of one or more Shares or a right to receive one or more Shares in the future (including restricted shares, restricted share units, deferred shares, deferred share units, performance shares and performance share units), with such grant subject to one or more of the following, as determined by the Committee:

(a) The grant may be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b) The grant may be contingent on the achievement of performance or other objectives during a specified period.

(c) The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

(d) The grant may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.

7.2 Agreement. Each grant of a Full Value Award under the Plan will be evidenced and governed exclusively by a written Agreement between the Participant and the Company. Such Full Value Award will be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the Agreement (including without limitation any performance conditions). The provisions of the various Agreements entered into under the Plan need not be identical.

7.3 Performance-Based Full Value Awards. Any Full Value Award granted to any Participant may constitute “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. If any such award is intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code, then to the extent required by Section 162(m), any Full Value Award so designated will be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements will apply:

(a) The performance targets established for the performance period established by the Committee will be objective (as that term is described in regulations and other guidance under Section 162(m) of the Code), and will be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee will be based on one or more of the Performance Criteria.

(b) A Participant otherwise entitled to receive a Full Value Award for any performance period will not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 7.3(b), such exercise of discretion may not result in an increase in the amount of the payment unless such discretion is exercised pursuant to Section 9.2 hereof.

(c) Except as otherwise provided by the Committee, if a Participant’s Termination Date occurs because of death or disability, the Participant’s Full Value Award will become vested without regard to whether the Full Value Award would be Performance-Based Compensation.

Nothing in this Section 7 will preclude the Committee from granting Full Value Awards under the Plan or the Committee, Groupon or any Subsidiary from granting any cash incentive awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that to the extent that the provisions of this Section 7 reflect the requirements applicable to Performance-Based Compensation, such provisions will not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 8

Cash Incentive Awards

8.1 Grant of Cash Incentive Awards. Subject to the terms of the Plan, the Committee may grant to a Participant the right to receive a payment in cash (or, in the discretion of the Committee, in Shares equivalent in value to the cash otherwise payable) at any time and from time to time, as determined by the Committee (“Cash Incentive Award”). Each Cash Incentive Award will have a value as determined by the Committee, and the Committee may subject an Award to Performance Criteria or any other conditions, restrictions or contingencies, as determined in the Committee’s discretion. Payment of earned Cash Incentive Awards will be as determined by the Committee and evidenced in the Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash Incentive Awards in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Award. The determination of the Committee with respect to the time and form of payout of such Awards will be set forth in the Agreement pertaining to the grant of the Award.

8.2 Performance-Based Cash Incentive Awards. Any Cash Incentive Award granted to any Participant may constitute “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. If any such award is intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code, then to the extent required by Section 162(m), any Cash Incentive Award so designated will be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements will apply:

(a) The performance targets established for the performance period established by the Committee will be objective (as that term is described in regulations under Section 162(m) of the Code), and will be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee will be based on one or more of the Performance Criteria.

(b) A Participant otherwise entitled to receive a Cash Incentive Award for any performance period will not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 8.2, such exercise of discretion may not result in an increase in the amount of the payment, unless such discretion is exercised pursuant to Section 9.2 hereof.

(c) Except as otherwise provided by the Committee, if a Participant’s Termination Date occurs because of death or disability, the Participant’s Cash Incentive Award will become vested without regard to whether the Cash Incentive Award would be Performance-Based Compensation.

(d) The maximum amount payable pursuant to a Cash Incentive Award to any Participant in any calendar year is Five Million ($5,000,000).

Nothing in this Section 8 will preclude the Committee from granting Cash Incentive Awards under the Plan or the Committee, Groupon or any Subsidiary from granting any cash incentive awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that to the extent that the provisions of this Section 8 reflect the requirements applicable to Performance-Based Compensation, such provisions will not apply to any Cash Incentive Award that is not intended to constitute Performance-Based Compensation. Except as otherwise provided in the applicable program or arrangement, distribution of any Cash Incentive Awards by the Company for a performance period ending in a calendar year will be made to the Participant not later than March 15 of the following calendar year.

SECTION 9

Operation and Administration

9.1 Effective Date and Approval Date. The Plan will be effective as of the date it is adopted by the Board (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no new Awards will be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board. No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Approval Date. If the Approval Date does not occur within twelve months after the Effective Date, then no Options that are intended to be Incentive Stock Options may be granted under the Plan.

9.2 Change in Control. Notwithstanding any provision of this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(a) require that (i) some or all outstanding Options and SARs will immediately become exercisable in full or in part, (ii) the vesting period applicable to some or all outstanding restricted shares and restricted stock units will lapse in full or in part, (iii) the performance period applicable to some or all outstanding Awards will lapse in full or in part, or (iv) the performance targets applicable to some or all outstanding Awards will be deemed to be satisfied at the target, maximum or any other level;

(b) require that shares of common stock of the company resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as determined by the Board in accordance with Section 5.2;

(c) require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an Option or a SAR, the number of Shares then subject to the portion of such Option or SAR surrendered, to the extent such Option or SAR is then exercisable or becomes exercisable pursuant to Section 6.5 above, multiplied by the excess, if any, of the Fair Market Value (or the Change in Control price, as applicable) of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such Option or SAR, (B) in the case of restricted shares or restricted stock units, the number of Shares then subject to the portion of such Award surrendered, to the extent the vesting period and performance period, if any, on such Award have lapsed or will lapse pursuant to Section 7.2 above and to the extent that the performance targets, if any, have been satisfied or are deemed satisfied pursuant to Sections 7.2 or 7.3 above, multiplied by the Fair Market Value (or the Change in Control price, as applicable) of a Share as of the date of the Change in Control, or (C) in the case of performance shares and performance share units, the Fair Market Value (or the Change in Control price, as applicable) of the Shares then subject to the portion of such Award surrendered, to the extent the performance period applicable to such Award has lapsed or will lapse pursuant to Section 7.3 above and to the extent the performance targets applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 7.3 above; (ii) shares of common stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above; and/or

(d) take such other action as the Board deems appropriate, in its sole discretion.

9.3 Special Director Provisions. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Board, Awards to non-employee directors may be made in accordance with the terms of any Outside Director’s program adopted by the Board, and all such Awards will be deemed to be made under the Plan.

9.4 Limit on Distribution. Distribution of Shares or other amounts under the Plan will be subject to the following:

(a) Notwithstanding any other provision of the Plan, Groupon will have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

9.5 Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied by one or more of the following means as determined by the Company in its sole discretion: (i) withholding from any wages or other cash compensation paid to the Participant by the Company, (ii) surrender of Shares which the Participant already owns or to which the Participant is otherwise entitled under the Plan, (iii) withholding from the proceeds of the sale of Shares owned by the Participant, or (iv) any other method of withholding authorized by the Committee; provided, however, with the consent of the Committee, previously-owned Shares that have been held by the Participant or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

9.6 Transferability. Awards under the Plan are not transferable except to the Participant’s Beneficiary upon the death of the Participant. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 9.6, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event will an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Code.

9.7 Notices. Any notice or document required to be filed with the Committee or the Company under the Plan must be writing and will be properly filed if delivered or mailed to the Company’s Legal Department at Groupon’s principal executive offices. If intended for the Participant, notices shall be delivered personally or shall be addressed (if sent by mail) to the Participant’s then current residence address as shown on the Company’s records, or to such other address as the Participant directs in a notice to the Company, or shall be delivered electronically to the Participant’s email address as shown on the Company’s records. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally or electronically, on the date delivered. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan through an on-line or electronic system established and maintained by the Company or its designee. The Company may, by written notice to affected persons, revise its notice procedures from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

9.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee requires.

9.9 Agreement With Groupon or Subsidiary. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with Groupon or the Subsidiary, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

9.10 Limitation of Implied Rights.

(a) Neither a Participant nor any other person will, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan constitutes a guarantee by the Company or any Subsidiary that the assets of such companies will be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any right as a stockholder of Groupon prior to the date on which the Participant fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in the Participant’s name. Without limiting the generality of the foregoing, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those Shares during the vesting period. A Participant will have no voting rights with respect to any restricted stock units granted hereunder.

(c) During the vesting period, Participants holding Shares of restricted stock, restricted stock units, performance Shares or performance share units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including, but not limited to, cash or Shares. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid on restricted stock units, performance Shares or performance share units prior to vesting and, if applicable, the satisfaction of the underlying performance targets.

9.11 Forfeiture Events. The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not limited to, termination of employment for cause, violation of material Company, Affiliate or Subsidiary policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates or the Subsidiaries.

9.12 Clawback Policy. Any compensation earned or paid pursuant to this Plan is subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9.13 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.14 Action by Groupon or Subsidiary. Any action required or permitted to be taken by Groupon or any Subsidiary will be by resolution of its board of directors or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of Groupon.

9.15 Gender and Number. Where the context allows, words in any gender include any other gender, words in the singular include the plural and the plural includes the singular, and the term “or” also means “and/or” and the term “including” means “including but not limited to”.

9.16 Applicable Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Plan and any Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflict of law principles, rules or statutes of any jurisdiction.

9.17 Foreign Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Groupon or a Subsidiary operates or has employees.

9.18 Construction. If any provision of the Plan or any Agreement relating to an Award intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code does not comply or is inconsistent with such requirements of Section 162(m) of the Code, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.19 Creditor’s Rights. A holder of restricted stock units shall have no rights other than those of a general creditor of the Company. Restricted stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable restricted stock unit Agreement.

9.20 Fractional Shares. Under no circumstances will the Company be required to authorize or issue fractional shares and no consideration will be provided as a result of any fractional shares not be issued or authorized.

SECTION 10

Amendment and Termination

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living and if applicable, the Beneficiary), adversely affect the rights of any Participant or, if applicable, Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable), unless an amendment is required to conform the Plan or an Agreement to the requirements of applicable law; and further provided that adjustments pursuant to subsection 5.2 will not be subject to the foregoing limitations of this Section 10; and further provided no amendment will be made to the provisions of subsection 6.8 (relating to Option and SAR repricing) without the approval of Groupon’s stockholders; and provided further, that no other amendment will be made to the Plan without the approval of Groupon’s stockholders if the approval of Groupon’s stockholders of such amendment is required by law or the rules of any stock exchange on which Shares are listed.

SECTION 11

Sections 409A and 4999 of the Code

11.1 Intent to Comply with Section 409A of the Code. Notwithstanding anything in this Plan to the contrary (for purposes of this section, “Plan” includes all Awards under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code to the extent subject to Section 409A of the Code. The Committee, in its sole discretion, will determine the requirements of Section 409A of the Code applicable to the Plan and will interpret the terms of the Plan consistently therewith. Under no circumstances, however, will the Company or any Subsidiary or Affiliate or any of its employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A of the Code. Any payments to Award holders pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to U.S. Treasury Regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to U.S. Treasury Regulation §1.409A-1(b)(9)(iii), and for this purpose each payment will be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral will be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption will be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to an Award holder’s “termination of employment,” such term will be deemed to refer to the Award holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if an Award holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Award holder’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Award holder’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the Award holder’s separation from service, such payment will be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the award holder’s death.

11.2 Prohibition on Acceleration of Payments. The time or schedule of any settlement or amount scheduled to be paid pursuant to the terms of the Plan or any Agreement may not be accelerated except as otherwise permitted under Section 409A of the Code and the guidance and Treasury regulations issued thereunder.

11.3 Excise Tax Under Section 4999 of the Code. Except as otherwise expressly provided in an employment, retention, change in control, severance or similar agreement between the Participant and the Company, if any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization. To aid the Participant in making any election called for under this subsection, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described herein, the Company shall request a determination in writing by independent public accountants selected by the Company. As soon as practicable thereafter, such accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the accountants charge in connection with their services contemplated by this subsection.